UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):September 22, 2018

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ULTA BEAUTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33764	38-4022268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Remington Blvd., Suite 120,  Bolingbrook,  Illinois  60440

(Address of principal executive offices, including ZIP code)

(630) 410-4800

(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 C.F.R. §240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 C.F.R. §240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On September 22, 2018, Charles J. Philippin, the current non-executive Chairperson of the Board of Directors of Ulta Beauty, Inc. (the “Company”) and a director of the Company, advised the Board of Directors that he intends to resign from those positions, effective September 30, 2018, due to medical reasons.  In his resignation letter, Mr. Philippin stated that he has no disagreements with the Company or its management on any matter relating to the Company’s operations, policies or practices.  The Board of Directors accepted Mr. Philippin’s resignation and elected Robert F. DiRomualdo, a current director of the Company,  as the non-executive Chairperson of the Board, effective September 30, 2018.  A copy of the press release announcing this is filed as Exhibit 99 to this report.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.  The exhibit listed in the Exhibit Index below is being filed herewith.

EXHIBIT INDEX

Exhibit No.	Description
99	Press release issued by Ulta Beauty, Inc. on September 24, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTA BEAUTY, INC.
Dated: September 24, 2018

	By:	/s/ Jodi J. Caro
Jodi J. Caro
General Counsel, Chief Compliance Officer and Corporate Secretary